UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 972-4005
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 14, 2008, Motorcar Parts of America, Inc. (the “Registrant”) entered into a Second Amendment, dated as of May 13, 2008, to its Amended and Restated Credit Agreement, dated as of October 24, 2007, with Union Bank of California, N.A (the “Bank) (as amended to date, the “Credit Agreement”). The Second Amendment provides, among other things, that the Registrant may borrow up to $15.0 million under the currently available revolving line of credit for the purpose of consummating certain permitted acquisitions. The aggregate consideration paid for any single permitted acquisition shall not exceed $7.5 million, and the aggregate consideration paid for all permitted acquisitions made during the term of the Credit Agreement shall not exceed $20.0 million. Pursuant to the terms of the Second Amendment, the Registrant may continue to use the entire available amount under the revolving line of credit for working capital and general corporate purposes.
     A copy of the Second Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 13, 2008, the Board of Directors of the Registrant approved the Amended and Restated Motorcar Parts of America, Inc. Executive Deferred Compensation Plan, which is comprised of the Nonqualified Deferred Compensation Plan Basic Plan Document and the Nonqualified Deferred Compensation Plan Adoption Agreement (together, the “Plan”). The Plan is an unfunded, nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees, including the Registrant’s named executive officers. Participants may elect to defer up to 100% of their gross W-2 compensation, and the Registrant makes matching contributions of 25% of each participant’s elective contributions to the Plan, up to 6% of the participant’s compensation for the Plan year. The Plan is designed to defer taxation to the participant on contributions and notional earnings thereon until distribution thereof in accordance with a participant’s previously made distribution election(s). Insurance annuity contracts provide funding for the Plan, however the annuity contracts are owned by the Registrant and remain subject to the claims of the Registrant’s general creditors. The Plan was amended and restated to make technical changes mandated by Section 409A of the Internal Revenue Code of 1986, as amended, and the related treasury regulations.
     The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibits 10.2 and 10.3 and incorporated herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          10.1 Second Amendment to Amended and Restated Credit Agreement, dated as of May 13, 2008, between Motorcar Parts of America, Inc. and Union Bank of California, N.A.
          10.2 Nonqualified Deferred Compensation Plan Basic Plan Document, dated as of May 13, 2008.
          10.3 Nonqualified Deferred Compensation Plan Adoption Agreement, dated as of May 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: May 15, 2008	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

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